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                                                                    EXHIBIT 10.6

                     COMMUNITY FIRST INC. STOCK OPTION PLAN

1. Establishment and Purpose of the Plan. Community First, Inc. (the "Company") is the sole shareholder of Community First Bank & Trust (the "Bank"). The Company became the sole shareholder of the Bank pursuant to a share exchange effective August 1, 2002 (the "Share Exchange"). Prior to the Share Exchange, the Bank had in place the Community First Bank & Trust Stock Option Plan (the "Bank Plan"). Pursuant to the Bank Plan, the Bank had entered into various agreements pursuant to which options to purchase stock of the Bank were granted to various persons (the "Bank Option Agreements"). In connection with the Share Exchange, the Company and the Bank entered into an agreement pursuant to which the Company assumed the obligations of the Bank under the Bank Plan and the Bank Option Agreements and agreed that promptly thereafter the Bank Plan and the Bank Option Agreements would be amended and restated so that the amended and restated plan and agreements would have substantially the same terms as the Bank Plan and the Bank Option Agreements prior to the Share Exchange except that options granted under the amended and restated plan and agreements would be for stock of the Company rather than stock of the Bank and all obligations of the Bank under the Bank Plan and the Bank Option Agreements would become obligations of the Company rather than the Bank under the amended and restated plan and agreements. The purpose of this Plan is to amend and restate and replace and supersede the Bank Plan as described above so as to provide for the issuance of options for stock of the Company to provide a flexible means of compensation and motivations for outstanding performance by employees of the Company, the Bank, and the Subsidiaries (as defined below) of either the Company or the Bank, directors of the Company or the Bank, and organizers of the Bank to further the growth and profitability of the Company and the Bank. The Company shall promptly enter into a new option agreement with each person who was an optionee under a Bank Option Agreement immediately prior to the effective date of the Share Exchange, which new option agreements (the "Replacement Option Agreements") shall amend, restate, replace, and supersede the Bank Option Agreements. Each Replacement Option Agreement shall be on the same terms as the corresponding Bank Option Agreement it replaces, except that it shall provide for the options for stock of the Company rather than for options for stock of the Bank, and all obligations of the Company under the Replacement Option Agreements. This plan amends, restates, replaces, and supercedes the Bank Plan, and the Replacement Option Agreements shall emend, restate, replace, and supercede all Bank Option Agreements Upon adoption of this Plan by the Board of Directors, the Bank shall have no further obligations under the Bank Plan or this Plan, and no persons shall have any rights under the Bank Plan. Upon the execution of the Replacement Option Agreements, the Bank shall have no further obligations under the Bank Option Agreements and no persons shall have any rights under the Bank Option Agreements.

2.   Definitions.

     Bank. Community First Bank & Trust, a bank chartered under the laws of Tennessee, and any successor or transferee of substantially all of its business or assets.

     Bank Option Agreement(s). As defined in Section 1 above.

     Bank Plan. As defined in Section 1 above.

     Board or Board of Directors. The Board of Directors of the Company.

     Change of Control. As defined in Section 13.

     Code. The Internal Revenue Code as amended.

     Common Stock. The common stock of the Company, $10.00 par value.

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     Company. Community First, Inc., a corporation organized under the laws of the state of Tennessee and bank holding company and any successor or transferee of substantially all of its business or assets.

     Employee. A full-time key employee of the Company or a Subsidiary, including an officer who is such an employee.

     Fair Market Value. The fair market value of the shares of Common Stock as of such date as determined in good faith by the Board of Directors.

     Incentive Stock Option. Any Option intended to meet the requirements of an incentive stock option as defined in Section 422.

     New Directors. As defined in Section 13(b)(iv).

     Non-Qualified Stock Option. Any option not intended to be an Incentive Stock Option.

     Option. An option to purchase Common Stock granted under the Plan, including both an Incentive Stock Option and a Non-Qualified Stock Option.

     Original Grant Date. The date of execution of the Bank Option Agreement that is replaced by a Replacement Option Agreement.

     Person. An individual, a partnership, a corporation, or any other private, governmental or other entity.

     Plan. The Community First, Inc. Stock Option Plan herein set forth, as the same may from time to time be amended.

     Replacement Option Agreement(s). As defined in Section 1 above.

     Rule 16b-3. Rule 16b-3 under the Securities Exchange Act of 1934, as amended and any successor rule or regulation.

     Section 422. Section 422 of the Internal Revenue Code of 1986, as amended, or any successor statute.

     Share Exchange. As defined in Section 1 above.

     Subsidiary. Any business association (including a corporation or a partnership) in an unbroken chain of such associations beginning with the Company if each of the associations (other than the last association in such chain) owns equity of interests possessing 50 percent or more of the combined voting power of all classes of equity interests in one of the other associations in such chain.

3. Eligibility. A grant under this Plan may be made to any Employee, any director of the Company or a Subsidiary, or any organizers of the Bank as to whom the Board of Directors determines that makings such grant is in the best interests of the Company or the Bank; provided, however, that (i) no grant may be made to a director of the Company or a Subsidiary who serves on the Board of Directors other than as provided under Rule 16b-3, and (ii) no grant of an Incentive Stock Option may be made to a person other than an Employee.

4. Plan Administration. This Plan shall be administered by the Board of Directors. The Board of Directors shall have full power to interpret and administer this Plan and full authority to act in selecting the grantees and in determining the type and amount of grants, the terms and conditions of grants, and the terms of agreements which will be entered into with grantees governing such grants. The Board of Directors shall

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     have the power to make rules and guidelines for carrying out his Plan and to make changes in such rules and guidelines from time to time as it deems proper. Any interpretation by the Board of Directors of the terms and provisions of this Plan and the administration thereof and all action taken by the Board of Directors shall be final and binding.

5. Shares Subject to the Plan. Subject to adjustment as provided in Section 8, the total amount of shares of Common Stock available for grant under this Plan shall be 171,000. Shares of the Common Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares and shares acquired in the open market or by private purchase by the Company. Any Common Stock which is purchased shall be purchased by the Company at prices no higher than the Fair Market Value of such Common Stock at the time of the purchase. If for any reason any shares of Common Stock issued under any grant hereunder are forfeited or canceled, or a grant otherwise terminates or is terminated for any reason without the issuance of any shares, then all such shares, to the extent or any such forfeiture, cancellation or termination, shall again be available for grant under this Plan.

6.   Types of Grants.

          (a) The Board of Directors may make such grants under this Plan as in its sole discretion it deems advisable to effect the purpose of the Plan, including without limitation, grants of Incentive Stock Options and Non-Qualified Stock Options. Such grants may be issued separately or in combination and additional grants may be issued in combination with grants previously issued under this Plan or otherwise. As used in this Plan, references to grants in tandem shall mean grants consisting of more than one type of grant where the exercise of one element of the grant effects the cancellation of one or more other elements of the grant.

          (b) Except with respect to the options granted pursuant to the Replacement Option Agreements referenced in Section 1 hereof, the exercise price of an Option or other grant shall equal at least 100 percent of the Fair Market Value of the shares of Common Stock on the date of such grant, and be paid in cash or such other consideration as the Board of Directors may determine consistent with applicable law.

7.   Options.

          (a) Each Option shall have such terms and conditions as the Board of Directors shall determine in accordance with this Plan. A grantee shall have no rights of a shareholder with respect to any shares of Common Stock subject to an Option unless and until a certificate for such shares shall have been issued.

          (b) All the provisions of Section 422 and the regulations thereunder as in effect from time to time are hereby incorporated by reference herein with respect to Incentive Stock Options to the extent that their inclusion in this Plan is necessary from time to time to preserve their status as Incentive Stock Options for purposes of Section 422. Each provision of this Plan and each agreement relating to an Incentive Stock Option shall be construed so that it shall be an Incentive Stock Option for purposes of Section 422, and any provisions hereof and thereof which cannot be so construed shall be disregarded.

          (c) Notwithstanding any other provision herein contained, no Employee may receive an Incentive Stock Option under this Plan if such Employee, at the time the Incentive Stock Option is granted (or in the case of an Option granted pursuant to a Replacement Option Agreement as of the Original Grant Date) owns (as defined in
               Section 424(d) of the Code) stock possessing more than

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               10 percent of the total combined voting power of all classes of stock of the Company, its parent or any Subsidiary, unless the option price for such Incentive Stock Option is at least 110 percent of the fair market value of the Common Stock subject to such Incentive Stock Option on the date of grant (or on the Original Grant Date if the Option is granted pursuant to a Replacement Option Agreement) and such Option is not exercisable after the date five years from the date such Option is granted (or in the case of an Option granted pursuant to a Replacement Option Agreement five years after the Original Grant Date).

          (d) The aggregate Fair Market Value (determined with respect to each Incentive Stock Option as of the time such Incentive Stock Option is granted or in the case of Options granted pursuant to Replacement Option Agreements determined as of the Original Grant
               Date) of the capital stock with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under this Plan or any other plan of the Company or the parent or any Subsidiary of the Company) shall not exceed $100,000.

          (e) No Option shall exceed ten years in duration. No Incentive Stock Option shall be granted pursuant to this Plan at any time beyond ten years from the earlier of the adoption date of the Plan or the date of shareholder approval of the Plan.

8. Adjustments Upon Changes in Capitalization. In the event of a reorganization, recapitalization, stock split, stock dividend, issuance of securities convertible into Common Stock, combination of shares, share exchange, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or a sale by the Company of all or substantially all of its assets, or any distribution to shareholders other than a normal cash dividend, or any assumption or conversion of outstanding grants as a result of an acquisition, and except as otherwise provided in an agreement between the grantee and the Company, the Board of Directors shall make appropriate adjustment or shall require in conjunction with such transaction that appropriate adjustment be made in the number and kind of shares authorized by this Plan and in outstanding grants as it deems appropriate to maintain equivalent value; provided, however, that adjustments to Incentive Stock Options shall meet the applicable requirements of Section 422 and Section 424 of the Code.

9.   Termination and Amendment.

          (a) This Plan shall be effective upon its adoption by the Board of Directors, provided that approval by the shareholders of the Company is obtained within the 12 months preceding or following such adoption. It shall remain in full force and effect unless terminated by the Board of Directors, which shall have power to amend, suspend, terminate or reinstate this Plan at any time, provided that no amendment (except as described in Section 9(b) below) which increases the number of Shares of Common Stock subject to the Plan, or materially adversely affects the availability of Rule 16b-3 with respect to this Plan, shall be made without shareholder approval.

          (b) Notwithstanding the foregoing, the Board of Directors may (i) amend any limitations in this Plan if and when they are no longer required under Rule 16b-3 or Section 422 and (ii) amend the provisions of this Plan to assure its continued compliance with Rule 16b-3 and section 422.

10. Non-Assignability. Unless otherwise specified in an agreement between the grantee and the Company, grants are not transferable other than by will or the laws of descent and distribution. A grant is exercisable during the grantee's lifetime only by the grantee or his or her guardian or legal representative.

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11.  Exercise by Estate. Any provision of this Plan to the contrary notwithstanding, unless otherwise determined by the Board of Directors, the estate of any grantee shall have 12 months from the date of such grantee's death to exercise any grant hereunder, or such longer period as the Board of Directors may determine. Upon the expiration of such 12 month period (or if the Board so determines, such longer period), the grant shall terminate.

12.  General Provisions.

          (a) Nothing contained in this Plan, or in any grant made pursuant to this Plan, shall confer upon any grantee any right with respect to terms, conditions or continuance of employment by the Company, the Bank, or any Subsidiary.

          (b) For purposes of this Plan, transfer of employment between the Company, the Bank, and any Subsidiaries shall not be deemed termination of employment.

          (c) Appropriate provision may be made by the Board of Directors for all taxes required to be withheld in connection with any grant, the exercise thereof, and the transfer of shares of Common Stock, in respect of any federal, state, local or foreign withholding taxes. In the case of payment in the form of Common Stock, the Company shall have the right to retain the number of shares of Common Stock whose Fair Market Value equals the amount to be withheld.

          (d) If any day on or before which such action by the Plan must be taken falls on a Saturday, Sunday or legal holiday, such action may be taken on the next succeeding day which is not a Saturday, Sunday, or legal holiday.

          (e) This Plan and all determinations made and actions taken pursuant thereto shall be governed by the substantive laws and procedural provisions of the state of Tennessee, without regard to principles of conflicts of laws, unless otherwise governed by federal law.

          (f) The Board of Directors may amend any outstanding grants to the extent it deems appropriate, provided that the grantee's consent shall be required in the case of amendments adverse to the grantee.

13.  Change of Control of the Company

          (a) Any provision of this Plan to the contrary notwithstanding, in the event of a change in control of the Company, unless (i) otherwise directed by the Board of Directors by resolution adopted prior to such Change in Control or within ten days thereafter or (ii) otherwise provided in the agreement entered into between the Company and a grant recipient, all of the grants under this Plan shall become completely vested and immediately exercisable.

          (b) For purposes of this Section 13, "Change in Control" of the Company shall mean the occurrence of one or more of the following.

                    (i) Acquisition in one or more transactions of 25 percent or more of the Common Stock by any Person, or by two or more Persons acting as a group, other than directly from the Company;

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                    (ii)  Acquisition in one or more transactions of at least 15 percent but less than 25 percent of the Common Stock by any Person, or by two or more Persons acting as a group (excluding officers and directors of the Company), and the adoption by the Board of Directors of a resolution declaring that a change in control of the Company has occurred;

                    (iii) A merger, consolidation, reorganization,
                          recapitalization or similar transaction involving the securities of the Company upon the consummation of which more than 50 percent in voting power of the voting securities of the surviving corporation(s) is held by Persons other than former shareholders of the Company; or

                    (iv) 25 percent or more of the directors elected by shareholders of the Company to the Board of Directors are persons who are not listed as nominees in the Company's then most recent proxy statement (the "New Directors"), unless a majority of the members of the Board of Directors, excluding the New Directors, vote that no change of control shall have occurred by virtue of the election of the New Directors.

          (c) If grants shall become exercisable pursuant to this Section 13, the Company shall use its commercially reasonable efforts to assist the grantees in the exercise of the grants in such a manner as to avoid liability to the Company for profits under
               Section 16(b) of the Securities Exchange Act of 1934, as amended as a result of such exercise, including, without limitation, explanation of and assistance in meeting the requirements of Paragraph (e) of Rule 16b-3.

14. Undercapitalization. In the event the Company's or the Bank's capital falls below minimum regulatory requirements, as determined by the Company's or the Bank's primary state or federal regulator, the Company's or the Bank's primary state or federal regulator may direct the Company or the Bank to require any holder granted options under this Plan to immediately exercise or forfeit their stock rights under those grants.

     IN WITNESS WHEREOF, the foregoing Community First, Inc. Stock Option Plan has been executed this 15 day of October, 2002.

                                        COMMUNITY FIRST, INC.

                                        By: /s/ Marc R. Lively
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                                        Its: President